Exhibit 3.2

FOURTH AMENDED AND RESTATED BY-LAWS

OF

MATCH GROUP, INC.

Article I

OFFICES

Section 1. Principal Office. The registered office of Match Group, Inc. (the “Corporation”) shall be located in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.

Article II

STOCKHOLDERS

Section 1. Place of Meeting. Meetings of stockholders may be held at such place, either within or without the State of Delaware, or by means of remote communication, as may be designated by the Board. If no designation is made, the place of the meeting shall be the principal office of the Corporation.

Section 2. Annual Meeting. The annual meeting of the stockholders shall be held at such date and time as may be fixed by resolution of the Board.

Section 3. Special Meetings. Special meetings of the stockholders may be called solely by a majority of the Board.

Section 4. Notice. Written notice stating the date, time and place, if any, of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and in case of a special meeting, the purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat not less than ten (10) nor more than sixty (60) days prior thereto, either personally or by mail or other means of electronic transmission permitted by law, addressed to each stockholder at their address as it appears on the records of the Corporation; provided that notices to stockholders who share an address may be given in the manner permitted by the General Corporation Law of the State of Delaware. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be by electronic transmission, such notice shall be deemed to be given at the time provided in the General Corporation Law of the State of Delaware. Such further notice shall be given as may be required by law. Meetings may be held without notice if all stockholders entitled to vote are present (unless any such stockholders are present for the purpose of objecting to the meeting as lawfully called or convened), or if notice is waived by those not present in the manner permitted by Article VIII of these By-Laws. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be canceled, by resolution of the Board upon public notice given prior to the time previously scheduled for such meeting of stockholders.

Section 5. Adjourned Meetings. Whether or not there is a quorum, the presiding officer of the meeting or a majority of the voting power of the shares so represented and entitled to vote on the matter, may, to the extent permitted by law, adjourn the meeting from time to time (including to address a technical failure to convene or continue a meeting using remote communication) without further notice if the time and place, if any, of the meeting and the means of remote communication, if any, by which stockholders and proxyholders may be deemed present in person and may vote at such meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 4. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meeting. Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required, by law or the certificate of incorporation of the Corporation, the holders of a majority in voting power of the outstanding shares of such class or series or classes or series entitled to vote on such matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

Section 6. Voting Lists. The Corporation shall prepare, at least 10 days before every meeting of the stockholders (and before any adjournment thereof for which a new record date has been set), a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. This list shall be open to the examination of any stockholder prior to the meeting for any purpose germane to the meeting as required by the General Corporation Law of the State of Delaware or other applicable law. The stock ledger shall be the only evidence as to who are the stockholders entitled by this section to examine the list required by this section or to vote in person or by proxy at any meeting of stockholders.

Section 7. Quorum. Except as otherwise provided in the Certificate of Incorporation or required by law, the holders of shares representing a majority of the voting power of the capital stock of the Corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business; provided, however, that where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series shall constitute a quorum with respect to such vote. If a quorum shall not be present or represented at any meeting of the stockholders the meeting may be adjourned in the manner permitted by Section 5 of this Article II until a quorum shall be present or represented. If at such adjourned meeting, a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.

Section 8. Voting. Except as otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to vote in person or by proxy each share of the class of capital stock having voting power held by such stockholder. Except as otherwise provided by law, the rules and regulations of any stock exchange applicable to the Corporation, the Certificate of Incorporation, or these By-Laws, at any meeting in which a quorum is present, in all matters except the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

Section 9. Procedure for Election of Directors; Required Vote. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot. Each director shall be elected by the vote of the majority of the votes cast with respect to the nominee’s election at any meeting for the election of directors at which a quorum is present; provided that if, as of the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 9, a majority of votes cast shall mean that the number of votes cast “for” a nominee’s election exceeds the number of votes cast “against” that nominee’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that nominee’s election).

Section 10. Organization; Inspectors of Elections; Opening and Closing the Polls.

At every meeting of stockholders, the presiding officer shall be the chairperson of the Board (the “Chairperson”), or, in the event of their absence, the Chief Executive Officer of the Corporation, or, in the event of their absence, a presiding officer designated by the Chairperson (or, if the Chairperson does not so designate a presiding officer, designated by the Chief Executive Officer of the Corporation). The Secretary or, in the event of their absence, an appointee of the presiding officer, shall act as secretary of the meeting. The Board may make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to any such rules and regulations, the presiding officer of any meeting shall have the right and authority to prescribe rules, regulations and procedures for such meeting and to take all such actions as in the judgment of the presiding officer are appropriate for the proper conduct of such meetings. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants. The presiding officer at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter of business not properly brought before the meeting shall not be transacted or considered. The presiding officer of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

The Board by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the presiding officer of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging the duties of an inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability. The inspectors shall have the duties prescribed by law.

Section 11. Proxies.

(A) Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy. A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or by causing their signature to be affixed to such writing by any reasonable means, including but not limited to transmitting or authorizing an electronic transmission setting forth an authorization to act as proxy to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent. Proxies by electronic transmission must either set forth, or be submitted with, information from which it can be determined that the electronic transmission was authorized by the stockholder. If it is determined that such transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied. The authorization of a person to act as a proxy may also be documented, signed and delivered in accordance with Section 116 of the General Corporation Law of the State of Delaware, provided that such authorization shall set forth, or be delivered with information enabling the Corporation to determine, the identity of the stockholder granting such authorization. Any copy or other reliable reproduction of a writing, transmission or document created pursuant to this section may be substituted or used in lieu of the original writing, transmission or document for any and all purposes for which the original writing, transmission or document could be used if such copy or other reproduction is a complete reproduction of the entire original writing, transmission or document.

(B) No proxy may be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy is revocable at the pleasure of the stockholder executing it unless the proxy states that it is irrevocable and applicable law makes it irrevocable. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary.

Section 12. Stockholder Meetings – Nominations and Other Proposals.

(A) Annual Meetings.

(i) At any annual meeting of the stockholders, only such nominations of persons for election to the Board shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting. Nominations of persons for election to the Board and the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of the meeting (or any supplement thereto) delivered pursuant to Section 4 of this Article II, (B) by or at the direction of the Board or a committee of the Board appointed by the Board for such purpose, (C) by the presiding officer of the meeting unless a majority of the directors then in office object to such business being conducted at the meeting, or (D) if it shall have been specified in a written notice delivered to, and received by, the Secretary (the “Stockholder Notice”) by or on behalf of any stockholder who shall have been a stockholder of record at the time the Stockholder Notice is delivered to the Secretary and on the record date for determination of stockholders entitled to vote at such meeting and who shall continue to be entitled to vote thereat on the date of the meeting, and who complies with the provisions set forth in clauses (ii), (iii) and (iv) of this Section 12(A). For the avoidance of doubt, clause (D) of this Section 12(A)(i) shall be the exclusive means for a stockholder to make director nominations and to propose other business (other than a proposal included in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or any successor provision thereto (the “Exchange Act”)) at an annual meeting of stockholders.

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to subclause (D) of Section 12(A)(i) of this Article II, the stockholder must have given timely Stockholder Notice and, in the case of business other than nominations for persons for election to the Board, such other business must constitute a proper matter for stockholder action. To be timely, a Stockholder Notice shall be delivered to and received (and include all information required by these By-Laws) by the Secretary at the principal executive offices of the Corporation by the “close of business” (as defined in Section 12(C)(v)) not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than seventy (70) days from such anniversary date of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, a Stockholder Notice to be timely must be so delivered not earlier than one hundred and twenty (120) days prior to such annual meeting and not later than the close of business on the later of (x) the ninetieth (90th) day prior to such annual meeting or (y) the close of business on the tenth (10th) day following the day on which “public announcement” (as defined in Section 12(C)(v)) of the date of such meeting is first made. A stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this Section 12, and such additional or substitute nominees, and the proponents thereof, shall comply with all of the requirements of this Section 12. The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the Stockholder Notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.

(iii) Such Stockholder Notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act, and the rules and regulations promulgated thereunder; (2) a written representation and agreement, which shall be signed by such person and pursuant to which such person shall represent and agree that such person: (I) consents to serving as a director if elected and to being named as a nominee in a proxy statement, form of proxy and ballot relating to the meeting at which directors are to be elected, and currently intends to serve as a director for the full term for which such person is standing for election; (II) in such proposed nominee’s individual capacity and on behalf of the stockholder (or the beneficial owner, if different) on whose behalf the nomination is made, would be in compliance, if elected as a director of the Corporation, and will comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors (which will be provided to a nominee within 10 days following a written request therefor); (III) understands their duties as a director under applicable law and agrees to act in accordance with those duties while serving as a director; (IV) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a nominee and as a director of the Corporation if so elected that has not been disclosed to the Corporation; and (V) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity, with respect to any agreement, arrangement or understanding with any person or entity as to how such person, if elected, will vote or act on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law; and (3) all fully completed and signed questionnaires prepared by the Corporation, including those questionnaires required of the Corporation’s directors and any other questionnaire the Corporation determines is necessary or advisable to assess whether a nominee will satisfy any qualifications or requirements imposed by the Certificate of Incorporation or these By-Laws, any applicable law, rule, regulation, order or decree to which the Corporation is subject, including rules or regulations of any stock exchange on which the Corporation’s shares of common stock are listed, and the Corporation’s corporate governance policies and guidelines. Such questionnaires will be provided to a nominee within 10 days following a written request therefor. A nominee for election or re-election as a director of the Corporation shall also provide to the Corporation such other information as it may reasonably request. The Corporation may request such additional information as necessary to permit the Corporation to determine the eligibility of such person to serve as a director, including information relevant to a determination of whether such person qualifies as independent pursuant to the Corporation’s standards and otherwise qualifies as independent under any other standards established by the Corporation and the rules of any stock exchange on which the Corporation’s shares of common stock are listed; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Certificate of Incorporation or these By-Laws, the text of the proposed amendment), the reasons for conducting such business at the meeting and a description of any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the “Stockholder Associated Person” (as defined in Section

12(C)(iv)), if any, on whose behalf the proposal is made and all other information relating to such proposed business that would be required to be disclosed in a proxy statement or other filing required to be made by the stockholder in connection with the solicitation of proxies in support of such proposed business pursuant to Schedule 14A under the Exchange Act; (C) as to the stockholder giving the notice and the Stockholder Associated Person, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of any Stockholder Associated Person; (2) the class or series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially and of record by such stockholder or any Stockholder Associated Person as of the date of the Stockholder Notice, the dates such shares of stock of the Corporation were acquired and the investment intent at the time of such acquisition; (3) the class or series and number of shares of stock of the Corporation which are “beneficially owned” (as defined in 12(C)(v) by such stockholder or any Stockholder Associated Person as of the date of the Stockholder Notice; (4) a representation that the stockholder is a holder of record of the stock of the Corporation at the time of the Stockholder Notice and will be entitled to vote at such meeting, and that the stockholder, or a qualified representative, will appear in person or by proxy at the meeting to propose such business or nomination; (5) a reasonably detailed description of any (I) purpose, plan or proposal which such stockholder or Stockholder Associated Person may have which relate to or would result in any action or matter that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) and (II) any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder or any Stockholder Associated Person and any other person (naming such person or persons), including, without limitation, any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable); (6) a certification regarding whether such stockholder and Stockholder Associated Person, if any, have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s and/or Stockholder Associated Person’s acquisition of shares of capital stock or other securities of the Corporation and/or the stockholder’s and/or Stockholder Associated Person’s acts or omissions as a stockholder of the Corporation; (7) a reasonably detailed description (which description shall include, in addition to all other information, information identifying all parties thereto) of any agreement, arrangement, instrument, contract, right or understanding, whether written or oral (including, without limitation, and regardless of whether or not such agreement, arrangement, instrument, contract, right or understanding shall be subject to settlement in shares of the Corporation, through the delivery of cash or other property, or otherwise, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging or pledging transactions, voting rights, dividend rights, borrowed or loaned shares or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or otherwise), that has been entered into as of the date of the Stockholder Notice by, or on behalf of, such stockholder or any Stockholder Associated Person, the effect or intent of which is to transfer to or from any such stockholder or any Stockholder Associated Person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation (including, without limitation, creating or mitigating loss to, managing risk from or benefiting from share price changes of), maintain, increase or decrease the voting power of the stockholder or Stockholder Associated Person with respect to securities of the Corporation, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation (a “Derivative Instrument”), all of which Derivative Instruments shall be disclosed without regard to whether (I) any such Derivative Instrument is required to be, or is capable of being, settled through delivery of shares of any class or series of capital stock of the Corporation or (II) such stockholder or Stockholder Associated Person may have entered into other transactions that hedge or mitigate the economic effect of such Derivative Instrument; (8) to the extent not disclosed pursuant to the immediately preceding clause (7), the principal amount of any indebtedness of the Corporation or any of its subsidiaries beneficially owned by such stockholder or by a Stockholder Associated Person, if any, together with the title of the instrument under which such indebtedness was issued and a description of any Derivative Instrument entered into by or on behalf of such stockholder or such Stockholder Associated Person relating to the value or payment of any indebtedness of the Corporation or any such subsidiary; (9) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or in Derivative Instruments, if any; (10) a representation as to whether the stockholder or any Stockholder Associated Person or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Section 14a-1(l)(2)(iv)) with respect to the nomination or other business and, if so, whether or not such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the Exchange Act, the name of each participant in such solicitation, and (I) in the case of a proposal of business other than nominations, a representation as to whether such person or group intends to deliver, through means satisfying each of the conditions that would be applicable to the Corporation under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n) a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal and/or (II) in the case of any solicitation that is subject to Rule 14a-19 of the Exchange Act, confirming that such person or group will solicit the holders of shares of capital stock representing at least 67% of the voting power of shares of capital stock entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees pursuant to Rule 14a-19 under the Exchange Act; (11) a representation that immediately after soliciting the percentage of holders referred to in the representation required under Section 12(A)(iii)(12) of these By-Laws, and in any event no later than the tenth (10th) day before the applicable meeting of stockholders, such stockholder will provide the Corporation with documents, which may take the form of a statement and documentation from a proxy solicitor, confirming that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of the percentage of the voting power of the Corporation’s stock entitled to vote generally in the election of directors in accordance with Rule 14a-19 under the Exchange Act; (12) any other information relating to such stockholder giving the Stockholder Notice or any

Stockholder Associated Person, or each person whom the stockholder proposes to nominate for election or re-election as a director, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and (13) such other information relating to the proposed nomination or other business as the Corporation may reasonably require to determine whether the nomination or other business proposed is a proper matter for stockholder action. A stockholder providing notice of a proposed nomination for election to the Board or other business proposed to be brought before a meeting (given pursuant to this paragraph (A)(ii) of this Section 12) shall update and supplement such Stockholder Notice from time to time to the extent necessary so that the information provided or required to be provided in such Stockholder Notice shall be true and correct (I) as of the record date for determining the stockholders entitled to notice of the meeting and (II) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the stockholders entitled to vote at the meeting is less than fifteen (15) days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in writing to, and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) days after public announcement of the record date for determining the stockholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting), not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof) and not later than five (5) days after public announcement of the record date for determining the stockholders entitled to vote at the meeting, but no later than the date prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than fifteen (15) days prior to the date of the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 12 or any other Section of these By-Laws shall not limit the Corporation’s rights with respect to any deficiencies in any Stockholder Notice, extend any applicable deadlines under these By-Laws or enable or be deemed to permit a stockholder who has previously submitted a Stockholder Notice under these By-Laws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of stockholders. A stockholder seeking to bring an item of business before the annual meeting shall promptly provide any other information reasonably requested by the Corporation.

(iv) Notwithstanding anything in Section 12(A)(iii) of this Article II to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least one hundred (100) calendar days prior to the first anniversary of the preceding year’s annual meeting, then a Stockholder Notice under this Section 12(A) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(B) Special Meetings. At any special meeting of the stockholders, only such business as shall have been properly brought before the meeting shall be conducted or considered. To be properly brought before a special meeting, proposals of business must be: (x) specified in the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Section 4 of this Article II or (y) otherwise made by or at the direction of the Board or a committee of the Board appointed by the Board for such purpose. Nothing herein shall prohibit the Board from submitting additional matters to stockholders at any special meeting, provided that the notice special meeting complies with Section 222(a) of the General Corporation Law of the State of Delaware. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board or a committee appointed by the Board for such purpose or (2) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the procedures set forth in these By-Laws and who is a stockholder of record at the time such Stockholder Notice is delivered to the Secretary and at the date of the meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors of the Corporation, any stockholder entitled to vote at such meeting may nominate a person or persons, as the case may be, for election to such position(s) as specified by the Corporation, if the stockholder provides a timely Stockholder Notice of such nomination in writing to the Secretary. To be timely, a Stockholder Notice shall be delivered to, and received by, the Secretary at the principal executive offices of the Corporation not earlier than one hundred and twenty (120) days prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the close of business on the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. Such Stockholder Notice shall set forth the information in clauses (A) and (C) of Section 12(A)(iii) of this Article II. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such director under the Exchange Act and rules and regulations thereunder and applicable stock exchange rules. The number of nominees a stockholder may nominate for election at the annual meeting on behalf of the beneficial owner shall not exceed the number of directors to be elected at such special meeting. A stockholder providing notice of a proposed nomination for election to the Board to be brought before a meeting (given pursuant to this paragraph (B) of this Section 12) shall update and supplement such Stockholder Notice from time to time to the extent necessary so that the information provided or required to be provided in such Stockholder Notice shall be true and correct (x) as of the record date for determining the stockholders entitled to notice of the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the stockholders entitled to vote at the meeting is less than fifteen (15) days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in writing to, and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) days after public announcement of the record date for determining the stockholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting), not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof) and not later than five (5) days after public announcement of the record date for determining the stockholders entitled to vote at the meeting, but no later than the date prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than fifteen (15) days prior to the date of the meeting or any adjournment or postponement thereof). This Section 12(B) shall be the exclusive means for a stockholder to make nominations before a special meeting of stockholders.

(C) General.

(i) Only such persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible to serve as directors and only such business shall be conducted at an annual or special meeting of stockholders as shall have been brought before the meeting in accordance with the applicable procedures set forth in this Section. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the presiding officer of the meeting (or the Board in advance of the meeting) shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these By-Laws, including, for the avoidance of doubt, whether the stockholder giving the Stockholder Notice seeking nomination and the beneficial owner, if any, on whose behalf the nomination is made, has complied or failed to comply with the information and solicitation requirements set forth in these By-Laws and requirements of Rule 14a-19 under the Exchange Act and/or provided or failed to provide satisfactory documentation that such requirements had been met. If any proposed nomination or other business is not in compliance with these By-Laws, including due to failure to comply with requirements of Rule 14a-19 under the Exchange Act (or failure to timely provide documentation sufficient to satisfy the Corporation that such nomination complies with the requirements of Rule 14a-19 under the Exchange Act in accordance with Section 12(A)(iii)(12)), then except as otherwise required by law, the presiding officer of the meeting shall declare that any such nomination shall be disregarded or such other business shall not be transacted, notwithstanding that votes and proxies in respect of such vote may have been received by the Corporation (which votes and proxies, if any, and for the avoidance of doubt, shall also be disregarded). In furtherance and not by way of limitation of the foregoing provisions of this Section 12, unless otherwise required by law, or otherwise determined by the Board, a committee of the Board, any officer designated by the Board or a committee of the Board, or the Chair or presiding officer of the meeting, (x) if the stockholder does not provide the information required under Section 12 to the Corporation within the time frames specified therein, or (y) if the stockholder (or a qualified representative thereof) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other business, any such nomination shall be disregarded and such other business shall not be transacted, notwithstanding that votes and proxies in respect of such vote may have been received by the Corporation (which votes and proxies, if any, and for the avoidance of doubt, shall also be disregarded).

(ii) For purposes of this Section 12, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(iii) Notwithstanding the foregoing, if any information submitted pursuant to this Section 12 is inaccurate or incomplete in any material respect (as determined by the Board or any authorized committee thereof), such information shall be deemed not to have been provided in accordance with this Section 12 and these By-Laws. Upon written request of the Secretary on behalf of the Board (or a duly authorized committee thereof), the shareholder giving the Shareholder Notice shall provide, within five (5) business days after delivery of such request (or such longer period as may be specified in such request), (A) written verification, reasonably satisfactory to the Board, any committee thereof, or any authorized officer of the Corporation, to demonstrate the accuracy and/or completeness of any information submitted and (B) a written affirmation of any information submitted as of an earlier date. If the shareholder giving the Shareholder Notice fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested shall be deemed not to have been provided in accordance with this Section 12 and these By-Laws.

(iv) Whenever used in these By-Laws, a “Stockholder Associated Person” of any stockholder means: (A) any beneficial owner of shares of stock of the Corporation on whose behalf any proposal or nomination is made by such stockholder; (B) any affiliates or associates of such stockholder or any beneficial owner described in clause (A); and (C) any affiliate who controls such stockholder or any beneficial owner described in clause (A).

(v) Whenever used in these By-Laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder. “Close of business” shall mean 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day.

(vi) Whenever used in these By-Laws, shares shall be treated as “beneficially owned” by a person if the person: (A) beneficially owns such shares, directly or indirectly, for purposes of

Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder; or (B) has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (1) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of any length of time whatsoever or the fulfillment of a condition or both); (2) the right to vote such shares, alone or in concert with others; and/or (3) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

(vii) Notwithstanding the foregoing provisions of this Section 12, a stockholder (and any Stockholder Associated Person) shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect any rights of (x) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (y) the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation or of the relevant preferred stock certificate of designation.

(viii) Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board.

(ix) For purposes of these By-Laws, no adjournment, recess, rescheduling or postponement of any meeting, and no public announcement of any of the foregoing, shall be deemed to constitute a new notice of such meeting for purposes of this Section 12, and in order for any notification required to be delivered by a stockholder pursuant to this Section 12, to be timely, such notification must be delivered within the periods set forth above with respect to the originally scheduled meeting. The recess, rescheduling, adjournment or postponement of an annual or special meeting, or the public announcement thereof, does not commence a new time period (and does not extend any time period) for the giving of a Stockholder Notice.

Article III

DIRECTORS

Section 1. Number and Tenure. The business and affairs of the Corporation shall be managed by the Board. Subject to the Certificate of Incorporation, the Board shall consist, subject to the Certificate of Incorporation, of such number of directors as shall from time to time be fixed exclusively by resolution adopted by the affirmative vote of a majority of the Board. As set forth in Article VI of the Certificate of Incorporation, the directors shall be divided into three Classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be practicable, of one-third of the total number of directors constituting the entire Board. Except as otherwise provided in the Certificate of Incorporation, each director shall be elected for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected. Notwithstanding the foregoing, each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders.

Section 2. Resignation. Any director may resign by delivering to the Board their resignation in writing.

Section 3. Vacancies. Unless otherwise provided in the Certificate of Incorporation, subject to the rights of the holders of any series of preferred stock then outstanding, vacancies on the Board resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors shall, unless otherwise required by law or authorized by resolution of the Board, be filled solely by a majority of the directors then in office and entitled to vote thereon (although less than a quorum) or by the sole remaining director entitled to vote thereon (and not by stockholders), and each person so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires, with each such director to hold office until their successor shall have been duly elected and qualified.

Section 4. Removal. Unless otherwise provided in the Certificate of Incorporation, subject to the rights of the holders of any series of preferred stock then outstanding, no director may be removed from office by the stockholders except for cause with the affirmative vote of the holders of not less than a majority of the total voting power of shares of stock issued and outstanding and entitled to vote in an election of directors, voting together as a single class.

Section 5. The Chairperson. The Chairperson shall preside as chairperson at all meetings of the Board and shall establish agendas for such meetings. In the absence of the Chairperson, a director selected by a majority of the directors present shall preside at such meeting of the Board.

Section 6. Regular Meetings. Regular meetings of the Board shall be held at such dates, times and places (if any) as may be designated by the Chairperson or determined from time to time by resolution of the Board, and shall be held at least once each year.

Section 7. Special Meetings. Special meetings of the Board may be called by or at the request of (a) the Chairperson or (b) at least three directors. The person or persons calling a special meeting of the Board may fix a place (if any) and time for holding such meeting.

Section 8. Notice. Notice of any regular meeting or a special meeting shall be given to each director, either orally, by electronic transmission or by hand delivery, addressed to each director at their address as it appears on the records of the Corporation not less than twenty-four (24) hours before the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Article VIII of these By-Laws.

Section 9. Quorum. At all meetings of the Board, a majority of the total number of directors shall constitute a quorum for the transaction of business and, unless otherwise provided in the Certificate of Incorporation or these

By-Laws, the affirmative vote of a majority of the directors present at any meeting at which there is a quorum shall be an act of the Board. If a quorum is not present at any meeting of the Board, the directors present may adjourn the meeting from time to time, without notice, until a quorum shall be present. A director present at a meeting shall be counted in determining the presence of a quorum, regardless of whether a contract or transaction between the Corporation and any other corporation, partnership, association, or other organization in which such director is a director or officer or has a financial interest, is authorized or considered at such meeting.

Section 10. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this subsection at such effective time so long as such person is then a director and did not revoke the consent prior to such time. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board or committee in the same paper or electronic form as the minutes are maintained.

Section 11. Action by Conference Telephone. Members of the Board or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 12. Designation of Committees. The Board shall have an Audit Committee, Compensation and Human Resources Committee, Nominating and Corporate Governance Committee and such other committees as the Board may determine. Each committee shall consist of such number of directors as from time to time may be fixed by the Board and shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation to the extent delegated to such committee by the Board but no committee shall have any power or authority (a) as to approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval, (b) as to adopting, amending or repealing any of these By-Laws or (c) as may otherwise be excluded by law or by the Certificate of Incorporation. Any committee may be abolished or re-designated from time to time by the Board.

Section 13. Members and Alternate Members of Committees. The members of each committee and any alternate members shall be selected by the Board. The Board may provide that the members and alternate members serve at the pleasure of the Board. An alternate member may replace any absent or disqualified member at any meeting of the committee. An alternate member shall be given all notices of committee meetings, may attend any meeting of the committee, but may count towards a quorum and vote only if a member for whom such person is an alternate is absent or disqualified. Each member or alternate member of any committee (whether designated at an annual meeting of the Board or to fill a vacancy or otherwise) shall hold office until their successor shall have been designated or until they shall cease to be a director, or until their earlier death, resignation or removal.

Any member (and any alternate member) of any committee may resign from such position at any time by delivering a written notice of resignation, signed by such member, to the Board. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any member (and any alternate member) of any committee may be removed from such position by the Board at any time, either for or without cause.

If a vacancy occurs in any committee for any reason, the remaining members (and any alternate members) may continue to act if a quorum is present. A committee vacancy may be filled only by the Board subject to Section 12 of this Article III.

Section 14. Committee Procedures. A quorum for each committee shall be a majority of its members, unless the committee has only one or two members, in which case a quorum shall be one member, or unless a greater quorum is established by the Board. The vote of a majority of the committee members present at a meeting at which a quorum is present shall be the act of the committee. Each committee shall keep regular minutes of its meetings and report to the Board when required. The Board may adopt other rules and regulations for the governance of any committee not inconsistent with the provisions of these By-Laws, and each committee may adopt its own rules and regulations of governance, to the extent not inconsistent with these By-Laws or rules and regulations adopted by the Board.

Section 15. Meetings and Actions of Committees. Except to the extent that the same may be inconsistent with the terms of any committee charter required by applicable laws, regulations or stock exchange rules, meetings and actions of each committee shall be governed by, and held and taken in accordance with, the provisions of the following sections of these By-Laws, with such By-Laws being deemed to refer to the committee and its members in lieu of the Board and its members, and references to the Chairperson being deemed to refer to the chairperson of the applicable committee:

(A) Article III, Section 6 (to the extent relating to place and time of regular meetings);

(B) Article III, Section 7 (relating to special meetings);

(C) Article III, Section 8 (relating to notice and waiver of notice); and

(D) Article III, Sections 10 and 11 (relating to action without a meeting and action by telephonic conference).

Article IV

OFFICERS

Section 1. Number and Salaries. The officers of the Corporation shall consist of a Chief Executive Officer (the “CEO”), a Secretary, a Treasurer, and such other officers and agents as may be deemed necessary by the Board. Any two (2) or more offices may be held by the same person.

Section 2. Election and Term of Office. The CEO, Secretary and Treasurer shall be elected by the Board. Unless otherwise provided in the Certificate of Incorporation or these By-Laws, any officer elected by the Board may be removed, with or without cause, at any time by the CEO or the Board; provided that the CEO may be removed, with or without cause, at any time only by the Board. Each officer shall hold their office until their successor is appointed or until their earlier resignation, removal from office, or death. All officers elected by the Board or appointed by the CEO shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board or by any committee thereof. Unless otherwise provided in these By-Laws, the Board or any committee thereof may from time to time elect, or the CEO may appoint, such other officers (including a President, Chief Operating Officer, a Chief Financial Officer and one or more Vice Presidents) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these By-Laws or as may be prescribed by the Board or such committee or by the CEO, as the case may be.

Section 3. The Chief Executive Officer. The CEO shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to their office. The CEO shall report to the Board in performing their office, and the CEO shall be responsible for the strategy, capital allocation and personnel matters of the Corporation. The CEO shall be empowered to sign all certificates, contracts and other instruments of the Corporation, and to do all acts that are authorized by the Board, and shall, in general, have such other duties and responsibilities as are assigned consistent with the authority of a Chief Executive Officer of a corporation.

Section 4. The President. The Board (in accordance with Section 2 of this Article IV) may elect or the CEO may appoint a President to have such duties and responsibilities as from time to time may be assigned to them by the Board or the CEO. The President shall be empowered to sign all certificates, contracts and other instruments of the Corporation, and to do all acts which are authorized by the Board or the CEO, and shall, in general, have such other duties and responsibilities as are assigned consistent with the authority of a President of a corporation.

Section 5. The Chief Operating Officer. The Board (in accordance with Section 2 of this Article IV) may elect or the CEO may appoint a Chief Operating Officer to have such duties and responsibilities as from time to time may be assigned to them by the Board or the CEO. The Chief Operating Officer shall be empowered to sign all certificates, contracts and other instruments of the Corporation, and to do all acts which are authorized by the Board or the CEO, and shall, in general, have such other duties and responsibilities as are assigned consistent with the authority of a Chief Operating Officer of a corporation.

Section 6. Chief Financial Officer. The Board (in accordance with Section 2 of this Article IV) may elect or the CEO may appoint a Chief Financial Officer to act in an executive financial capacity. The Chief Financial Officer shall assist the CEO and the Chief Operating Officer in the general supervision of the Corporation’s financial policies and affairs. The Chief Financial Officer shall be empowered to sign all certificates, contracts and other instruments of the Corporation, and to do all acts which are authorized by the Board or the CEO, and shall, in general, have such other duties and responsibilities as are assigned consistent with the authority of a Chief Financial Officer of a corporation.

Section 7. Vice Presidents. The Board (in accordance with Section 2 of this Article IV) or the CEO may from time to time name one or more Vice Presidents that may include the designation of Executive Vice Presidents and Senior Vice Presidents all of whom shall perform such duties as from time to time may be assigned to them by the CEO or the Board.

Section 8. The Secretary. The Secretary shall keep the minutes of the proceedings of meetings of the stockholders and of the Board (or, in the event of the absence of the Secretary from any such meeting, the presiding officer of such meeting shall designate an officer of the Corporation to keep such minutes); the Secretary shall give, or cause to be given, all notices in accordance with the provisions of these By-Laws or as required by law, shall be custodian of the corporate records and of the seal of the Corporation, and, in general, shall perform such other duties as may from time to time be assigned by the CEO or the Board.

Section 9. Treasurer. The Treasurer shall have the custody of the corporate funds and securities, shall keep, or cause to be kept, correct and complete books and records of account, including full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board, and in general shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to them by the Board or the CEO.

Article V

CERTIFICATES OF STOCK

Section 1. Certificates of Stock. Shares of stock of the Corporation may be certificated or uncertificated, as provided under the General Corporation Law of the State of Delaware. Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any two of the CEO or President, if any (or any Vice President), the Treasurer, the Secretary or any other authorized officers of the Corporation, certifying the number of shares owned by the stockholder in the Corporation.

Section 2. Lost Certificates. The Board may direct that new certificate(s) be issued by the Corporation to replace any certificate(s) alleged to have been lost or destroyed, upon its receipt of an affidavit of that fact by the person claiming the certificate(s) of stock to be lost or destroyed. When authorizing such issue of new certificate(s), the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate(s), or such owner’s legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate(s) alleged to have been lost or destroyed.

Section 3. Transfer of Stock. Upon surrender to the Corporation or its transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon the books of the Corporation. Subject to applicable law, the provisions of the

Certificate of Incorporation and these By-Laws, the Board may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

Section 4. Closing of Transfer Books or Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and, in the case of a meeting of stockholders, which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 5. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner. Except as otherwise provided by law, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person whether or not it shall have express or other notice thereof.

Article VI

CONTRACTS, CHECKS, AND DEPOSITS

Section 1. Contracts. When the execution of any contract or other instrument has been authorized by the Board without specification of the executing officers, the CEO, the President, any Vice President, the Treasurer and the Secretary may execute the same in the name of and on behalf of the Corporation and may affix the corporate seal thereto.

Section 2. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

Section 3. Accounts. Bank accounts of the Corporation shall be opened, and deposits made thereto, by such officers or other persons as the Board may from time to time designate.

Article VII

FISCAL YEAR

The fiscal year of the Corporation shall be established by the Board.

Article VIII

WAIVER OF NOTICE

Whenever any notice whatever is required to be given by law, the Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person or persons entitled to such notice, or a waiver by electronic communications by such person or persons whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be conducted at, nor the purpose of such meeting, need be specified in such waiver. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Article IX

SEAL

The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words “Corporate Seal, Delaware”. The seal may be used by causing it to be impressed or affixed or otherwise reproduced.

Article X

AMENDMENTS

Except as expressly provided otherwise by the General Corporation Law of the State of Delaware, the Certificate of Incorporation, or other provisions of these By-Laws, these By-Laws may be altered, amended or repealed and new By-Laws adopted at any regular or special meeting of the Board by an affirmative vote of a majority of all directors. These By-Laws may also be altered, amended or repealed, and new By-Laws may be adopted, if properly presented at a meeting of stockholders and if approved by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation outstanding and entitled to vote thereon.

Article XI

INDEMNIFICATION AND INSURANCE

Section 1. Indemnification.

(A) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that they or a person of whom they are the legal representative is or was, at any time during which this By-Law is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or payment of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), a director or officer of the Corporation, or is or was at any such time serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (each such person, an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or trustee and shall inure to the benefit of their heirs, executors and administrators; provided, however, that except as provided in paragraph (C) of this By-Law, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this By-Law shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in their capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, the “undertaking”) by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such director or officer is not entitled to be indemnified for such expenses under this By-Law or otherwise. The rights conferred upon indemnitees in this By-Law shall be contract rights that vest at the time of such person’s service to or at the request of the Corporation and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators

(B) To obtain indemnification under this By-Law, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this paragraph (B), a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum, or (ii) by a committee of Disinterested Directors designated by majority vote of the Disinterested Directors, even though less than a quorum, or (iii) if there are no Disinterested Directors or the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the claimant, or (iv) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

(C) If a claim under paragraph (A) of this By-Law is not paid in full by the Corporation within sixty (60) days after a written claim pursuant to paragraph (B) of this By-Law has been received by the Corporation (except in the case of a claim for advancement of expenses, for which the applicable period is twenty (20) days), the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Disinterested Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including the Disinterested Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(D) If a determination shall have been made pursuant to paragraph (B) of this By-Law that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (C) of this By-Law.

(E) The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (C) of this By-Law that the procedures and presumptions of this By-Law are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this By-Law.

(F) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this By-Law (i) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or Disinterested Directors or otherwise and (ii) cannot be terminated by the Corporation, the Board or the stockholders of the Corporation with respect to a person’s service prior to the date of such termination. Any amendment, modification, alteration or repeal of this By-Law that in any way diminishes, limits, restricts, adversely affects or eliminates any right of an indemnitee or their successors to indemnification, advancement of expenses or otherwise shall be prospective only and shall not in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged state of facts, occurrence, action or omission then or previously existing, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission.

(G) The Corporation may, to the extent authorized from time to time by the Board or the CEO, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any current or former employee or agent of the Corporation to the fullest extent of the provisions of this By-Law with respect to the indemnification and advancement of expenses of current or former directors and officers of the Corporation.

(H) If any provision or provisions of this By-Law shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this By-Law (including, without limitation, each portion of any paragraph of this By-Law containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this By-Law (including, without limitation, each such portion of any paragraph of this By-Law containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

(I) For purposes of this By-Law:

(i) “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(ii) “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, selected by the Disinterested Directors, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this By-Law.

(J) Any notice, request or other communication required or permitted to be given to the Corporation under this By-Law shall be in writing and either delivered in person or sent electronic transmission, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

Section 2. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any current or former director, officer, employee or agent of the Corporation and any current or former director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including any person who serves or served in any such capacity with respect to any employee benefit plan maintained or sponsored by the Corporation, against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

Article XII

EXCLUSIVE FORUM FOR ADJUDICATION OF DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum, (A) (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s current or former stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of Delaware or the Certificate of Incorporation or these By-Laws (each as may be amended or restated from time to time) or as to which the General Corporation Law of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware, (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware, or (v) any action asserting one or more “internal corporate claims,” as defined in Section 115 of the General Corporation Law of Delaware, shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware; and (B) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Exchange Act or under the Securities Act of 1933, as amended. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.

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